Exhibit 99.2
Arcadia Resources, Inc.
26777 Central Park Blvd., Suite 200
Southfield, MI 48076
P: 248-352-7530          F: 248-352-7534
www.arcadiaresources.com
AMEX: KAD
July 13, 2007
Dear Shareholder:
Our team at Arcadia Resources is working diligently to position the Company to capitalize on the enormous opportunities presented by the vast changes taking place today in the U.S. health care environment. Increasingly, consumers and payors are demanding health care services that are more accessible, responsive and cost-efficient. We are committed to a business model and growth strategy that can respond to — and profit from — this significant transition in our marketplace.
As the new President and CEO of Arcadia Resources, Inc., I want to take this opportunity to introduce myself and share with you our strategies for enhancing the value of your investment going forward. It is a privilege to serve in this capacity, and I am excited about leading our team as we work to build a great Company — for our shareholders, customers, associates and affiliate partners.
Fiscal 2007, which ended March 31, was a year of transition, in which we took action on numerous fronts to unlock the potential of Arcadia Resources for the future. In this letter, I will review some of the key initiatives that have been completed or are currently in process.
Building a New Business Model. In February, Arcadia Resources acquired PrairieStone Pharmacy, a business that I co-founded and led as President and CEO. With nearly 200 grocery locations in our network — and more to come — PrairieStone is truly a pioneer in bringing accessible health care to consumers through a retail strategy. PrairieStone also created DailyMed™, the patent pending compliance packaging pharmacy system designed to reduce medication errors and improve medication compliance for America’s seniors. Earlier in the year, we also launched our Care Clinic business, which offers in-store health clinics and now operates 16 locations.
To sharpen our focus on growth opportunities in the new health care marketplace, we reorganized our businesses along functional lines. The Retailer & Employer Services unit now comprises the PrairieStone and Care Clinic operations. In-Home Health Care incorporates various affiliate and owned services. And the Durable Medical Equipment (DME) unit continues to provide respiratory care, orthotics and other medical equipment. Also as part of the reorganization, senior team members were given responsibility for the Business Development and Sales & Marketing functions.

In a transaction with significant potential benefits, the Company has acquired the JASCORP pharmacy management software subsidiary of The F. Dohmen Company for just over $2 million in cash and Arcadia Resources common stock. JASCORP and its JASRx® software are the “gold standard” in pharmacy dispensing, billing and disease management systems, and are currently used by both our PrairieStone and DailyMed™ units. JASRx® is now used by nearly 350 pharmacies in 39 states and Puerto Rico. By acquiring JASCORP we are increasing revenue and EBITDA, reducing our cost to provide licensed pharmacy services, and gaining infrastructure to support the future growth of our business. This transaction signifies the highly disciplined approach to acquisitions we will take going forward, as it is financially accretive and synergistic with our services strategy.
Enhancing our Financial Strength. On March 30, Arcadia Resources announced a number of restructuring initiatives to streamline our organizational structure, integrate recent acquisitions, significantly reduce operating expenses and strengthen future cash flow. The key actions we have taken included: closing some unprofitable facilities in our DME business; consolidating various corporate accounting and administrative functions to eliminate overlaps and reduce facilities costs; centralizing certain pharmacy operations; and eliminating duplicate functions resulting from acquisitions. In addition to the benefits of a flatter and more responsive corporate structure, we anticipate that these initiatives, once fully realized, will take roughly $5 million in costs out of our business on an annualized basis.
In May, we announced a $13 million equity infusion in the Company by a group of new and existing Arcadia Resources investors. The proceeds will be used primarily to repay borrowings and other general corporate purposes. We are pleased that these current shareholders chose to increase their support, as well as adding a representative to our Board of Directors, which represents a strong vote of confidence in our growth strategies and long-term prospects. In July, we also restructured $17 million of short-term debt to long-term debt, reduced the interest rate on these borrowings and deferred some interest payments to improve cash flow.
Fiscal 2007 Results. Net revenues for fiscal 2007 were $158.4 million, up from $130.9 million for fiscal 2006, largely as a result of acquisitions during the fiscal year. Higher revenues were reported in our Services, Products and Retail segments, and we included results from the Pharmacy segment for the first time. Partly due to costs related to our restructuring initiatives, the Company incurred a net loss for fiscal 2007 of $43.3 million, or $0.47 per share, of which approximately $37 million consisted of non-cash charges. The comparable fiscal 2006 net loss was $4.7 million, or $0.06 per share.
The Company’s recently-filed Form 10-K contains an unqualified opinion on the financial statements from our independent auditors, BDO Seidman, LLP. The auditor’s report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern as of March 31, 2007. Since that time, as this Shareholder Letter demonstrates, we have made numerous operational, financial and strategic changes that should benefit our performance going forward.

While we are never content to report losses, we believe that the actions we have taken to build an innovative health care business model and restructure the Company have placed Arcadia Resources on a clear path toward the future. The elements of success are all in place. The marketplace is evolving in a manner that will reward innovative and nimble competitors such as Arcadia Resources. Our organization has been structured to deliver on our vision. And our team is capable, motivated and energized. As a result, we are confident in our prospects for improving our financial performance and enhancing shareholder value during fiscal 2008.
One thing to which I am personally committed is broadening our communications with shareholders. Toward that end, we will be conducting an investor conference call and question-and-answer session on or near the date of our first quarter financial release. We will provide more details on this call as information becomes available.
I thank you for your support of Arcadia Resources, and look forward to providing you with updates on our progress in the year ahead.

Sincerely,
/s/ Marvin R. Richardson

Marvin Richardson, R.Ph.
President and Chief Executive Officer
Investor E-mail Sign-Up: If you wish to receive future investor communications via e-mail please send a message with your e-mail address to investors@arcadiaresourcesinc.com.
Any statements contained in this letter that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended and otherwise within the meaning of court opinions construing such forward-looking statements. The Company claims all safe harbor and other legal protections provided to it by law for all of its forward-looking statements. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, estimates, uncertainties and other factors, which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized, including our estimates of consumer demand for our services and products, required capital investment, competition, and other factors. Actual events and results may differ materially from those expressed, implied or forecasted in forward-looking statements due to a number of factors. Important factors that could cause actual results to differ materially include, but are not limited to (1) our ability to compete with our competitors; (2) our ability to generate sufficient cash flow to meet our obligations on a timely basis, including obtaining additional debt or equity financing and/or restructuring existing indebtedness and financing accounts receivables, which may be difficult due to our history of operating losses and negative cash flows; although management believes that the Company’s short-term cash needs can be adequately sourced, we cannot assure that such additional sources of financing will be available on acceptable terms, if at all, and an inability to raise sufficient capital to fund our operations would have a material adverse affect on our business and would raise substantial doubt about our ability to continue as a going concern; (3) the ability of our affiliated agencies to effectively market and sell our services and products; (4) our ability to procure product inventory for resale; (5) our ability to recruit and retain temporary workers for placement with our customers; (6) the timely collection of our accounts receivable; (7) our ability to attract and retain key management employees; (8) our ability to timely develop new services and products and enhance existing services and products; (9) our ability to execute and implement our growth strategy; (10) the impact of governmental regulations; (11) marketing risks; (12) our ability to adapt to economic, political and regulatory conditions affecting the health care industry; (13) other unforeseen events that may impact our business; (14) our ability to successfully integrate acquisitions; and (15) the ability of our new management team to successfully pursue its business plan and the risk that the Company may be required to enact restructuring measures in addition to those announced on March 30, 2007. The forward-looking statements speak only as of the date hereof. Additional information that could materially affect the Company may be found in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or alter its forward-looking statements, except as may be required by law.